UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2013

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

2021 Notes Indenture

On August 15, 2013, the Mohegan Tribal Gaming Authority (the “Authority”) closed a private placement of $500 million in aggregate principal amount of senior notes due 2021 (the “2021 notes”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). Upon closing of the private placement, the Authority, the initial guarantors (as defined below) and the Mohegan Tribe of Indians of Connecticut (the “Tribe”) entered into an indenture agreement (the “2021 notes indenture”) with the trustee for the 2021 notes.

The 2021 notes bear fixed interest payable at a rate of 9.75% per annum and mature on September 1, 2021. Interest on the 2021 notes is payable semi-annually in arrears on March 1 and September 1, with the first interest payment scheduled for March 1, 2014. The 2021 notes are uncollateralized general obligations of the Authority, which are effectively subordinated to all of the Authority’s existing and future senior secured indebtedness, including the Authority’s bank credit facilities, to the extent of the value of the assets securing such indebtedness. The 2021 notes are also effectively subordinated to any indebtedness and other liabilities (including trade payables) of the Authority’s subsidiaries that do not guarantee the 2021 notes. The 2021 notes rank equally in right of payment with the Authority’s other unsecured, unsubordinated indebtedness, including trade payables and the senior portion of the Authority’s payment obligations under its relinquishment agreement with Trading Cove Associates. The 2021 notes are guaranteed by Downs Racing, L.P., Backside, L.P., Mill Creek Land, L.P., Northeast Concessions, L.P., Mohegan Commercial Ventures-PA, LLC, Mohegan Basketball Club LLC, Mohegan Ventures-Northwest, LLC, Mohegan Golf, LLC, Mohegan Ventures Wisconsin, LLC, Wisconsin Tribal Gaming, LLC and MTGA Gaming, LLC (the “initial guarantors”) and each other restricted subsidiary of the Authority that becomes a guarantor in accordance with the terms of the 2021 notes indenture.

At any time prior to September 1, 2016, the Authority may redeem the 2021 notes, in whole or in part, at a price equal to 100% of the principal amount of the 2021 notes redeemed plus accrued and unpaid interest and additional interest (pursuant to the registration rights agreement described below), if any, to the date of redemption and a “make-whole premium.” The 2021 notes are redeemable at the Authority’s option, in whole or in part, at any time on or after September 1, 2016, at specified redemption prices, together with accrued and unpaid interest and additional interest, if any, to the date of redemption. If the Authority experiences specific kinds of change-of-control triggering events, it is required to make an offer to purchase the 2021 notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the purchase date. Additionally, if the Authority undertakes specific kinds of asset sales and does not use the related sale proceeds for specified purposes, the Authority may be required to offer to repurchase the 2021 notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any. In certain circumstances, if any gaming regulatory authority requires a holder or beneficial owner of the 2021 notes to be licensed, qualified or found suitable under applicable gaming laws, and such holder or beneficial owner does not obtain such license, qualification or finding of suitability within a specified time, the Authority can require such holder or beneficial owner to dispose of its 2021 notes or call for redemption the 2021 notes held by such holder or beneficial owner at a purchase price equal to accrued and unpaid interest, including additional interest, if any, plus the lesser of 100% of the principal amount thereof or the price paid for such notes by such holder or beneficial owner.

The 2021 notes indenture contains certain covenants that, subject to certain significant exceptions, limit, among other things, the Authority’s and guarantors’ ability to incur additional debt, pay dividends or distributions, make certain investments, create liens on assets, enter into transactions with affiliates, merge or consolidate with another company or transfer and sell assets. The 2021 notes indenture includes customary events of default, including, but not limited to, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay certain other indebtedness the occurrence of which is caused by a failure to pay principal, premium or interest or results in the acceleration of such indebtedness, certain events of bankruptcy and insolvency and certain judgment defaults.

Registration Rights Agreement

On August 15, 2013, the Authority and the initial guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC and RBS Securities Inc. as representatives of the initial purchasers of the 2021 notes. Upon the terms and subject to the conditions of this agreement, the Authority agreed to offer to exchange the 2021 notes pursuant to a registration statement effective within 240 days of issuance for a new issue of substantially identical debt securities registered under the Securities Act. Under certain circumstances, the Authority also may be obligated under the registration rights agreement to file a shelf registration statement with respect to the 2021 notes.

2016 Notes Supplemental Indenture and Satisfaction and Discharge of 2016 Notes

The early tender period with respect to the Authority’s previously disclosed cash tender offer and consent solicitation for any and all of its outstanding 10.5% Third Lien Senior Secured Notes due 2016 (the “2016 notes”) expired on August 14, 2013 at 5:00 p.m., New York City time (the “early tender deadline”). As of the early tender deadline, the Authority received sufficient consents from holders of the outstanding 2016 notes to effect certain proposed amendments to the indenture governing the 2016 notes (the “2016 notes indenture”). On August 15, 2013, the Authority, the initial guarantors, the Tribe and the trustee for the 2016 notes consummated the consent solicitation by entering into Supplemental Indenture No. 1 to the 2016 notes indenture (the “2016 notes supplemental indenture”). The 2016 notes supplemental indenture eliminated a substantial number of the covenants in the 2016 notes indenture, including covenants limiting the ability of the Authority and its restricted subsidiaries to incur additional debt, pay dividends or distributions, make certain investments, create liens on assets, enter into transactions with affiliates, merge or consolidate with another company, or transfer and sell assets. As a result, the covenants set forth in the 2016 notes indenture, as amended by the 2016 notes supplemental indenture, became substantially less restrictive than those in the 2021 notes indenture. On August 15, 2013, the Authority called for redemption all of the 2016 notes that were not validly tendered by the August 14, 2013 early tender deadline. The Authority satisfied and discharged the 2016 notes indenture by depositing with the trustee sufficient funds to fund the redemption on September 14, 2013 and to pay accrued and unpaid interest on the redeemed notes to the redemption date. Upon the satisfaction and discharge of the 2016 notes, the liens in favor of the collateral agent for the 2016 notes on the assets of the Authority and its subsidiaries that guaranteed the 2016 notes were automatically released.

The foregoing description of certain provisions of the 2021 notes indenture, the registration rights agreement, and the 2016 notes supplemental indenture is qualified in its entirety by reference to the full text of such agreements, each of which the Authority intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosures in Item 1.01 of this Current Report on Form 8-K with respect to the satisfaction and discharge of the 2016 notes indenture are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 of this Current Report on Form 8-K with respect to the 2021 notes are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures in Item 1.01 of this Current Report on Form 8-K with respect to the Authority’s call for redemption of all of the 2016 notes not validly tendered by the early tender deadline are incorporated herein by reference.

Section 8 – Other Events

Item 8.01	Other Events.

On August 15, 2013, the Authority issued a press release announcing (i) the results through the early tender deadline of the Authority’s tender offer to purchase for cash any and all of the 2016 notes, (ii) the Authority’s call for redemption of the 2016 notes not validly tendered by the early tender deadline, (iii) the closing of the private placement of the 2021 notes and (iv) that, on August 14, 2013, the Authority paid the consent fee to holders of its 11.5% Second Lien Senior Secured Notes due 2017 (the “2017 notes”) who validly delivered (and did not validly revoke) their consent by July 30, 2013 to the proposed amendments to the indenture governing the 2017 notes, which the Authority had requested pursuant to its previously disclosed consent solicitation.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release and related information also may be found on the Authority’s website at www.mtga.com, under “Investor Relations/Financial News.”

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated August 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: August 16, 2013	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board